Exhibit 99.1

KILROY REALTY CORPORATION

Q4 2014 Supplemental Financial Report

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K/A for the year ended December 31, 2013, and it’s other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P MidCap 400 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. As of December 31, 2014, the Company’s stabilized portfolio consisted of 111 office buildings, which encompassed an aggregate of 14.1 million rentable square feet and was 94.4% occupied.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy, Jr.	Chairman	John Kilroy, Jr.	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.	Lead Independent	Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Eli Khouri	Executive VP and CIO
Gary R. Stevenson		Robert Paratte	Executive VP, Leasing and Business Development
Peter B. Stoneberg		Tyler H. Rose	Executive VP and CFO
		Mike L. Sanford	Executive VP, Northern California
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		JMP Securities
James Feldman	(646) 855-5808	Mitch Germain	(212) 906-3546
Cantor Fitzgerald & Company		J.P. Morgan
David Toti	(212) 915-1219	Anthony Paolone	(212) 622-6682
Citigroup Investment Research		KeyBanc Capital Markets
Michael Bilerman	(212) 816-1383	Craig Mailman	(917) 368-2316
Cowen and Company		Morgan Stanley
James Sullivan	(646) 562-1380	Vance Edelson	(212) 761-0078
Credit Suisse		RBC Capital Markets
Ian Weissman	(212) 538-6889	Richard Moore	(440) 715-2646
D. A. Davidson		Robert W. Baird & Co.
Barry Oxford	(212) 240-9871	David B. Rodgers	(216) 737-7341
Deutsche Bank Securities, Inc.		Stifel, Nicolaus & Company
Vincent Chao	(212) 250-6799	John W. Guinee III	(443) 224-1307
Evercore ISI		UBS Investment Research
Steve Sakwa	(212) 446-9462	Ross T. Nussbaum	(212) 713-2484
Green Street Advisors		Wells Fargo
Jed Reagan	(949) 640-8780	Brendan Maiorana	(443) 263-6516

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• FFO per share of $0.78

• Net income available to common stockholders per share of $0.32; includes gain on sale of discontinued operations of $0.13 per share

• Revenues from continuing operations of $141.8 million

• Same Store cash net operating income (“NOI”) increased 5.0%; adjusted for significant one-time items cash NOI increased 4.4%

• Same Store GAAP NOI increased 9.4%; adjusted for significant one-time items GAAP NOI increased 8.8%

• Stabilized portfolio was 94.4% occupied and 96.3% leased at quarter-end

• 1,171,638 square feet of leases commenced; includes the recently stabilized Synopsys Campus

• 1,051,939 square feet of leases executed in the stabilized portfolio

• In November 2014, executed a 180,000 square foot lease for a 12-year term at the 685,000 square foot, Columbia Square mixed-use campus in Hollywood, CA

Capital Markets Highlights	Strategic Highlights

• $140.0 million is outstanding on the line of credit as of December 31, 2014

• In November 2014, repaid $135.5 million of the remaining 4.25% Exchangeable Notes upon maturity and issued 1,255,917 net shares of common stock representing the value of the exchange option at maturity

• In December 2014, established a new $300.0 million at-the-market offering program

• Raised $82.1 million of equity through the at-the-market offering program

• In October 2014, delivered and stabilized 680 and 690 E. Middlefield in Mountain View, CA totaling 341,000 square feet. The complex is 100% leased to Synopsys Inc.

• In November 2014, completed the acquisition of Chesapeake Commons, a four building approximately 267,000 square foot office project located in Sunnyvale, CA for a purchase price of $100.5 million

• In Q4 2014, completed the acquisition of two adjacent land sites aggregating approximately 5 acres located in the Central SOMA submarket of San Francisco, CA for $71.0 million

• In Q4 2014, completed the sale of two office properties, one located in San Rafael, CA for total gross proceeds of $34.9 million and one located in Orange, CA for total gross proceeds of $25.3 million

• In January 2015, completed the sale of a land parcel in Irvine, CA for total proceeds of $26.0 million

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 31 through 32 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2014 (1)	9/30/2014 (1)	6/30/2014 (1)(2)	3/31/2014 (1)	12/31/2013 (1)
INCOME ITEMS (Including Discontinued Operations):
Revenues	$142,628	$131,082	$129,194	$126,318	$128,041
Lease Termination Fees, net (3)	459	1,737	1,844	1,464	15
Net Operating Income	104,041	92,543	91,798	89,133	90,143
Acquisition-related Expenses	211	431	609	228	575
Capitalized Interest and Debt Costs	11,229	13,328	11,750	10,783	10,067
Net Income Available to Common Stockholders	27,540	15,669	27,228	96,532	19,316
EBITDA	91,458	80,965	83,241	78,271	80,209
Funds From Operations (4)(5)	69,817	60,399	63,307	57,221	58,482
Funds Available for Distribution (4)(5)	26,187	37,667	37,392	38,348	25,631
Net Income Available to Common Stockholders per common share – diluted	$0.32	$0.18	$0.32	$1.14	$0.23
Funds From Operations per common share – diluted	$0.78	$0.69	$0.72	$0.66	$0.67
Dividends per common share	$0.35	$0.35	$0.35	$0.35	$0.35
RATIOS (Including Discontinued Operations):
Operating Margins	72.9%	70.6%	71.1%	70.6%	70.4%
Interest Coverage Ratio	3.3x	3.0x	3.2x	3.0x	3.1x
Fixed Charge Coverage Ratio	2.9x	2.6x	2.9x	2.7x	2.7x
FFO Payout Ratio	44.1%	49.4%	46.8%	51.4%	50.2%
FAD Payout Ratio	117.7%	79.2%	79.3%	76.7%	114.6%
ASSETS:
Real Estate Held for Investment before Depreciation	$6,057,932	$5,751,097	$5,667,027	$5,434,024	$5,264,947
Total Assets (6)	5,633,736	5,487,464	5,273,792	5,114,543	5,111,028
CAPITALIZATION:
Total Debt	$2,465,022	$2,424,033	$2,236,509	$2,148,954	$2,196,368
Total Preferred Equity and Noncontrolling Interests	200,000	200,000	200,000	200,000	200,000
Total Common Equity and Noncontrolling Interests	6,082,572	5,063,838	5,276,400	4,922,040	4,213,070
Total Market Capitalization	8,747,594	7,687,871	7,712,909	7,270,994	6,609,438
Total Debt / Total Market Capitalization	28.2%	31.5%	29.0%	29.5%	33.2%
Total Debt and Preferred / Total Market Capitalization	30.4%	34.1%	31.6%	32.3%	36.3%

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 31 through 32 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes gains on dispositions of discontinued operations of $11.5 million, $5.6 million, $14.7 million, $90.1 million and $11.8 million for the three months ended December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, respectively, and a $3.5 million gain on sale of land for the three months ended June 30, 2014.

(2)	EBITDA for the three months ended June 30, 2014 includes a $3.5 million gain on sale of land.

(3)	Lease termination fees are presented net of accelerated amortization of deferred rent receivables.

(4)	Please refer to page 7 for a reconciliation of GAAP Net Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.

(5)	Reported amounts are attributable to common stockholders and common unitholders.

(6)	Total assets as of December 31, 2014, September 30, 2014, March 31, 2014, and December 31, 2013 include “Real estate assets and other assets held for sale, net.”

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013

High Price	$71.47	$63.96	$62.88	$59.53	$54.04
Low Price	$58.73	$58.03	$57.29	$49.72	$48.89
Closing Price	$69.07	$59.44	$62.28	$58.58	$50.18

Dividends per share – annualized	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000’s) (1)(2)(3)	86,260	83,388	82,916	82,218	82,154
Closing common partnership units (in 000’s) (1)	1,804	1,804	1,804	1,804	1,805
	88,064	85,192	84,720	84,022	83,959

________________________

(1)	As of the end of the period.

(2)	In the fourth quarter of 2014, the Company issued 1,228,423 common shares under its at-the-market stock offering program at a weighted average price of $66.84 per share before selling commissions.

(3)
In November 2014, in connection with the maturity of the 4.25% Exchangeable Notes, the Company issued 1,255,917 net shares of common stock to the noteholders which represented the value of the exchange option at maturity.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
ASSETS:
Land and improvements	$877,633	$757,036	$675,489	$679,991	$657,491
Buildings and improvements	4,059,639	3,882,015	3,720,863	3,706,662	3,590,699
Undeveloped land and construction in progress	1,120,660	1,112,046	1,270,675	1,047,371	1,016,757
Total real estate assets held for investment	6,057,932	5,751,097	5,667,027	5,434,024	5,264,947
Accumulated depreciation and amortization	(947,664)	(912,623)	(885,580)	(854,977)	(818,957)
Total real estate assets held for investment, net	5,110,268	4,838,474	4,781,447	4,579,047	4,445,990

Real estate assets and other assets held for sale, net	8,211	49,815	—	28,272	213,100
Cash and cash equivalents	23,781	200,431	24,571	95,534	35,377
Restricted cash	75,185	17,487	93,522	33,717	49,780
Marketable securities	11,971	12,076	11,747	11,001	10,008
Current receivables, net	7,229	6,443	10,588	11,092	10,743
Deferred rent receivables, net	156,416	139,910	134,269	130,750	127,123
Deferred leasing costs and acquisition-related intangible assets, net	201,926	183,057	178,841	188,466	186,622
Deferred financing costs, net	18,374	19,373	16,978	15,195	16,502
Prepaid expenses and other assets, net	20,375	20,398	21,829	21,469	15,783
TOTAL ASSETS	$5,633,736	$5,487,464	$5,273,792	$5,114,543	$5,111,028
LIABILITIES AND EQUITY:
Liabilities:
Secured debt	$546,292	$549,896	$553,427	$556,946	$560,434
Exchangeable senior notes, net	—	135,049	170,704	169,528	168,372
Unsecured debt, net	1,783,121	1,743,962	1,431,301	1,431,217	1,431,132
Unsecured line of credit	140,000	—	90,000	—	45,000
Accounts payable, accrued expenses and other liabilities	225,830	243,602	215,535	187,631	198,467
Accrued distributions	32,899	31,897	31,730	31,456	31,490
Deferred revenue and acquisition-related intangible liabilities, net	132,239	114,504	114,670	107,569	101,286
Rents received in advance and tenant security deposits	49,363	45,086	43,085	43,952	44,240
Liabilities of real estate assets held for sale	56	3,099	—	634	14,447
Total liabilities	2,909,800	2,867,095	2,650,452	2,528,933	2,594,868
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	96,256
Common stock	863	834	829	822	822
Additional paid-in capital	2,635,900	2,530,282	2,519,268	2,479,740	2,478,975
Distributions in excess of earnings	(162,964)	(159,799)	(145,851)	(143,636)	(210,896)
Total stockholders’ equity	2,666,210	2,563,728	2,566,657	2,529,337	2,461,312
Noncontrolling Interests
Common units of the Operating Partnership	51,864	51,419	51,798	51,388	49,963
Noncontrolling interest in consolidated subsidiary	5,862	5,222	4,885	4,885	4,885
Total noncontrolling interests	57,726	56,641	56,683	56,273	54,848
Total equity	2,723,936	2,620,369	2,623,340	2,585,610	2,516,160
TOTAL LIABILITIES AND EQUITY	$5,633,736	$5,487,464	$5,273,792	$5,114,543	$5,111,028

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
REVENUES
Rental income	$127,417	$108,326	$466,328	$411,899
Tenant reimbursements	13,318	9,697	46,717	38,047
Other property income	1,030	581	8,680	7,165
Total revenues	141,765	118,604	521,725	457,111
EXPENSES
Property expenses	25,066	24,220	100,514	94,115
Real estate taxes	12,469	10,288	45,197	39,417
Provision for bad debts	—	200	58	396
Ground leases	769	839	3,075	3,504
General and administrative expenses	12,346	9,910	46,152	39,660
Acquisition-related expenses	211	575	1,479	1,962
Depreciation and amortization	53,770	50,236	202,417	188,887
Total expenses	104,631	96,268	398,892	367,941
OTHER (EXPENSES) INCOME
Interest income and other net investment (losses) gains	(26)	551	561	1,635
Interest expense	(17,691)	(17,849)	(67,571)	(75,870)
Total other (expenses) income	(17,717)	(17,298)	(67,010)	(74,235)
INCOME FROM CONTINUING OPERATIONS BEFORE GAIN ON SALE OF LAND	19,417	5,038	55,823	14,935
Gain on sale of land	—	—	3,490	—
INCOME FROM CONTINUING OPERATIONS	19,417	5,038	59,313	14,935
DISCONTINUED OPERATIONS:
Income from discontinued operations	482	6,180	2,573	17,378
Gains on dispositions of discontinued operations	11,531	11,829	121,922	12,252
Total income from discontinued operations	12,013	18,009	124,495	29,630
NET INCOME	31,430	23,047	183,808	44,565
Net income attributable to noncontrolling common units of the Operating Partnership	(578)	(419)	(3,589)	(685)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	30,852	22,628	180,219	43,880
Preferred dividends	(3,312)	(3,312)	(13,250)	(13,250)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$27,540	$19,316	$166,969	$30,630
Weighted average common shares outstanding – basic	84,767	82,071	83,090	77,344
Weighted average common shares outstanding – diluted	85,956	83,761	84,968	77,344
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.32	$0.23	$1.99	$0.37
Net income available to common stockholders per share – diluted	$0.32	$0.23	$1.95	$0.37

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$27,540	$19,316	$166,969	$30,630
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	578	419	3,589	685
Depreciation and amortization of real estate assets	53,230	50,576	202,108	199,558
Gains on dispositions of discontinued operations	(11,531)	(11,829)	(121,922)	(12,252)
Funds From Operations (2)(3)	$69,817	$58,482	$250,744	$218,621
Weighted average common shares/units outstanding – basic (4)	87,809	85,124	86,123	80,390
Weighted average common shares/units outstanding – diluted (4)	88,997	86,813	88,001	82,155
FFO per common share/unit – basic (2)	$0.80	$0.69	$2.91	$2.72
FFO per common share/unit – diluted (2)	$0.78	$0.67	$2.85	$2.66
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (2)	$69,817	$58,482	$250,744	$218,621
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	(25,432)	(25,228)	(77,679)	(83,391)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(5)	(3,284)	(3,128)	(10,979)	(10,713)
Net effect of straight-line rents	(16,537)	(5,947)	(31,782)	(24,135)
Amortization of net below market rents (6)	(2,112)	(1,762)	(8,328)	(7,777)
Noncash effect of exchangeable notes, net (7)	204	662	2,505	2,786
Amortization of deferred financing costs and net debt discounts/(premiums)	144	200	740	890
Noncash amortization of share-based compensation awards	3,278	2,162	12,095	8,616
Other lease related adjustments, net (8)	109	190	2,278	2,201
Funds Available for Distribution (1)	$26,187	$25,631	$139,594	$107,098

________________________

(1)	See pages 29 and 30 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common shareholders and unitholders.

(3)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.3 million and $3.1 million for the three months ended December 31, 2014 and 2013, respectively, and $11.0 million and $10.7 million for the year ended December 31, 2014 and 2013, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)
Includes the noncash amortization of the debt discount on the Company’s exchangeable senior notes, net of amounts capitalized. For the year ended December 31, 2014, includes the noncash loss incurred on the early redemption of $37.0 million of the exchangeable notes.

(8)
Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences. For the year ended December 31, 2014, includes the cash receipt of $5.7 million related to a lease termination fee.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Total Same Store Portfolio
Number of properties	93	93		93	93
Square Feet	11,309,444	11,309,444		11,309,444	11,309,444
Percent of Stabilized Portfolio	80.2%	88.8%		80.2%	88.8%
Average Occupancy	93.0%	91.8%		92.7%	91.4%
Operating Revenues:
Rental income	$98,860	$94,154	5.0%	$386,456	$370,128	4.4%
Tenant reimbursements	9,942	8,071	23.2%	38,264	33,704	13.5%
Other property income	1,024	578	77.2%	8,656	7,155	21.0%
Total operating revenues (2)	109,826	102,803	6.8%	433,376	410,987	5.4%
Operating Expenses:
Property expenses (3)	22,389	22,089	1.4%	90,468	86,844	4.2%
Real estate taxes	8,957	8,632	3.8%	35,583	34,331	3.6%
Provision for bad debts	(143)	155	(192.3)%	(181)	383	(147.3)%
Ground leases	733	735	(0.3)%	2,932	2,900	1.1%
Total operating expenses	31,936	31,611	1.0%	128,802	124,458	3.5%
GAAP Net Operating Income	$77,890	$71,192	9.4%	$304,574	$286,529	6.3%

Same Store Analysis (Cash Basis) (4)

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Total operating revenues	$99,520	$95,691	4.0%	$405,059	$381,254	6.2%
Total operating expenses	32,079	31,456	2.0%	128,983	124,074	4.0%
Cash Net Operating Income	$67,441	$64,235	5.0%	$276,076	$257,180	7.3%

________________________

(1)	Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2013 and still owned and included in the stabilized portfolio as of December 31, 2014.

(2)
Total operating revenues for the year ended December 31, 2014 includes $4.4 million related to a net lease termination fee. Other property income for the three and twelve months ended December 31, 2014 includes a $0.4 million cash payment related to the default of a prior tenant received in October 2014. Other property income for the year ended December 31, 2013 includes a $5.2 million cash receipt related to a property damage settlement.

(3)	Property expenses for the year ended December 31, 2014 and 2013 include $2.2 million and $1.2 million related to cash paid for nonrecurring legal fees, respectively.

(4)	Please refer to page 33 for a reconciliation of the Same Store measures on this page to Net Income Available to Common Stockholders.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
	Buildings	YTD NOI %	SF %	Total SF	12/31/2014	9/30/2014	12/31/2014
Los Angeles and Ventura Counties
101 Corridor	4	1.6%	2.2%	306,324	98.9%	98.1%	100.0%
El Segundo	5	7.6%	7.7%	1,090,525	99.1%	99.6%	99.1%
Hollywood	1	1.7%	2.3%	324,617	90.6%	90.2%	91.6%
Long Beach	7	4.3%	6.7%	946,934	90.1%	91.1%	90.6%
West Los Angeles	10	5.0%	5.9%	837,190	86.2%	84.5%	95.4%
Total Los Angeles and Ventura Counties	27	20.2%	24.8%	3,505,590	92.8%	92.7%	95.3%

Total Orange County	1	2.0%	1.9%	271,556	98.7%	97.8%	98.7%

San Diego County
Del Mar	17	15.0%	12.4%	1,743,213	96.5%	95.7%	96.7%
I-15 Corridor	5	4.5%	3.8%	540,854	98.1%	95.0%	98.1%
Mission Valley	4	1.6%	2.1%	290,585	87.4%	87.4%	87.4%
Point Loma	1	1.8%	0.7%	103,900	46.3%	45.5%	61.2%
Sorrento Mesa	16	6.7%	9.3%	1,303,583	88.5%	90.5%	95.8%
University Towne Center	3	1.0%	1.9%	261,933	71.9%	71.9%	71.9%
Total San Diego County	46	30.6%	30.2%	4,244,068	90.9%	90.8%	93.6%

San Francisco Bay Area
Menlo Park	7	3.6%	2.7%	378,358	100.0%	100.0%	100.0%
Mountain View	3	1.7%	3.0%	428,060	100.0%	100.0%	100.0%
San Francisco	6	19.5%	15.3%	2,150,522	96.9%	98.1%	98.3%
Sunnyvale	8	3.0%	6.6%	930,221	95.9%	100.0%	100.0%
Total San Francisco Bay Area	24	27.8%	27.6%	3,887,161	97.3%	98.8%	99.0%

Greater Seattle
Bellevue	2	8.1%	6.4%	905,225	98.4%	90.9%	98.4%
Kirkland	4	2.0%	2.0%	279,924	90.0%	92.2%	90.0%
Lake Union	6	8.3%	6.2%	880,990	100.0%	100.0%	100.0%
Redmond	1	1.0%	0.9%	122,103	100.0%	100.0%	100.0%
Total Greater Seattle	13	19.4%	15.5%	2,188,242	98.1%	95.2%	98.1%

TOTAL STABILIZED PORTFOLIO	111	100.0%	100.0%	14,096,617	94.4%	94.1%	96.3%

Average Occupancy
Quarter-to-Date	Year-to-Date
94.2%	93.5%

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,789	100.0%
23975 Park Sorrento	101 Corridor	104,797	100.0%
24025 Park Sorrento	101 Corridor	108,671	96.9%
2829 Townsgate Road	101 Corridor	81,067	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	241,607	100.0%
999 N. Sepulveda Boulevard	El Segundo	128,592	92.7%
6255 W. Sunset Boulevard	Hollywood	324,617	90.6%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	75.3%
3780 Kilroy Airport Way	Long Beach	219,822	83.4%
3800 Kilroy Airport Way	Long Beach	192,476	98.5%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	90.8%
12100 W. Olympic Boulevard	West Los Angeles	150,167	94.4%
12200 W. Olympic Boulevard	West Los Angeles	150,117	97.9%
12233 W. Olympic Boulevard	West Los Angeles	151,029	94.5%
12312 W. Olympic Boulevard	West Los Angeles	76,644	0.0%
1633 26th Street	West Los Angeles	44,915	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,339	95.7%
501 Santa Monica Boulevard	West Los Angeles	73,115	78.8%
Total Los Angeles and Ventura Counties		3,505,590	92.8%

Orange County, California
2211 Michelson Drive	Irvine	271,556	98.7%
Total Orange County		271,556	98.7%

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	54,673	82.1%
12340 El Camino Real	Del Mar	87,374	88.8%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Centre Drive	Del Mar	50,677	100.0%
3611 Valley Centre Drive	Del Mar	130,349	96.3%
3661 Valley Centre Drive	Del Mar	129,782	89.7%
3721 Valley Centre Drive	Del Mar	114,780	79.9%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
7525 Torrey Santa Fe	Del Mar	103,979	100.0%
7535 Torrey Santa Fe	Del Mar	130,243	100.0%
7545 Torrey Santa Fe	Del Mar	130,354	100.0%
7555 Torrey Santa Fe	Del Mar	101,236	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,349	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	86.6%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,128	96.6%
2355 Northside Drive	Mission Valley	53,610	87.4%
2365 Northside Drive	Mission Valley	96,436	73.3%
2375 Northside Drive	Mission Valley	51,516	91.9%
2385 Northside Drive	Mission Valley	89,023	100.0%
2305 Historic Decatur Road	Point Loma	103,900	46.3%
4921 Directors Place	Sorrento Mesa	56,136	84.9%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	100.0%
10770 Wateridge Circle	Sorrento Mesa	174,310	70.8%
6260 Sequence Drive	Sorrento Mesa	130,536	100.0%

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California (Continued)
6290 Sequence Drive	Sorrento Mesa	90,000	0.0%
6310 Sequence Drive	Sorrento Mesa	62,415	100.0%
6340 Sequence Drive	Sorrento Mesa	66,400	100.0%
6350 Sequence Drive	Sorrento Mesa	132,600	100.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	100.0%
4690 Executive Drive	University Towne Center	47,212	100.0%
6200 Greenwich Drive	University Towne Center	73,507	0.0%
6220 Greenwich Drive	University Towne Center	141,214	100.0%
Total San Diego County		4,244,068	90.9%

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupancy
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	100.0%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
303 Second Street	San Francisco	740,047	97.9%
100 First Street	San Francisco	466,490	95.7%
250 Brannan Street	San Francisco	95,008	100.0%
201 Third Street	San Francisco	344,551	92.2%
301 Brannan Street	San Francisco	74,430	100.0%
360 Third Street	San Francisco	429,996	99.2%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	52.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		3,887,161	97.3%

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	99.3%
10900 NE 4th Street	Bellevue	416,755	97.4%
10210 NE Points Drive	Kirkland	84,641	94.4%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	76.4%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,995	100.0%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,643	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
15050 NE 36th Street	Redmond	122,103	100.0%
Total Greater Seattle		2,188,242	98.1%

TOTAL		14,096,617	94.4%

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Information on Leases Commenced

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	23	23	216,331	614,394	$34.42	31.5%	23.1%	78.0%	64
Year to Date	106	81	1,045,717	1,333,231	33.43	19.7%	9.4%	58.6%	69

Information on Leases Executed

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (3)	26	23	437,545	614,394	$38.65	40.1%	27.2%	69
Year to Date (4)	108	81	1,014,888	1,333,231	37.14	25.4%	13.0%	74

________________________

(1)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three months and year ended December 31, 2014, including first and second generation space, net of month-to-month leases.

(2)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three months and year ended December 31, 2014, including first and second generation space, net of month-to-month leases.

(3)	During the three months ended December 31, 2014, 19 new leases totaling 364,846 square feet were signed but not commenced as of December 31, 2014.

(4)	During the year ended December 31, 2014, 25 new leases totaling 489,482 square feet were signed but not commenced as of December 31, 2014.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014
1st Generation (Nonrecurring) Capital Expenditures:
Capital Improvements	$8,031	$2,751	$4,794	$1,077	$16,653

Tenant Improvements & Leasing Commissions (1)	10,936	4,223	2,398	4,852	22,409

Total	$18,967	$6,974	$7,192	$5,929	$39,062

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014
2nd Generation (Recurring) Capital Expenditures:
Capital Improvements	$1,607	$2,732	$3,674	$2,660	$10,673

Tenant Improvements & Leasing Commissions (1)	11,460	16,374	16,400	22,772	67,006

Total	$13,067	$19,106	$20,074	$25,432	$77,679

________________________

(1)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2015	109	1,124,952	8.7%	$34,948	7.5%	$31.07
2016	81	780,353	6.0%	23,460	5.0%	30.06
2017	107	1,812,670	14.0%	60,573	12.8%	33.42
2018	66	1,350,180	10.4%	54,136	11.5%	40.10
2019	80	1,486,088	11.4%	54,028	11.5%	36.36
2020	68	1,789,865	13.8%	64,617	13.8%	36.10
2021	21	617,215	4.8%	28,770	6.1%	46.61
2022	17	638,163	4.9%	19,682	4.2%	30.84
2023	12	387,270	3.0%	16,835	3.6%	43.47
2024	16	521,693	4.0%	15,716	3.3%	30.12
2025 and beyond	21	2,468,520	19.0%	97,159	20.7%	39.36
Total (1)	598	12,976,969	100.0%	$469,924	100.0%	$36.21

________________________

(1)
For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space and lease renewal options not executed as of December 31, 2014.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expirations	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2015	Los Angeles	55	289,580	2.2%	$9,763	2.0%	$33.71
	Orange County	4	24,232	0.2%	760	0.2%	31.36
	San Diego	21	418,662	3.2%	10,703	2.3%	25.56
	San Francisco Bay Area	14	216,463	1.7%	8,695	1.9%	40.17
	Greater Seattle	15	176,015	1.4%	5,027	1.1%	28.56
	Total	109	1,124,952	8.7%	$34,948	7.5%	$31.07

2016	Los Angeles	41	249,793	1.9%	$8,048	1.7%	$32.22
	Orange County	3	26,914	0.2%	943	0.2%	35.04
	San Diego	18	294,317	2.3%	6,385	1.4%	21.69
	San Francisco Bay Area	9	118,349	0.9%	5,708	1.2%	48.23
	Greater Seattle	10	90,980	0.7%	2,376	0.5%	26.12
	Total	81	780,353	6.0%	$23,460	5.0%	$30.06

2017	Los Angeles	51	444,227	3.4%	$14,878	3.2%	$33.49
	Orange County	11	94,627	0.7%	3,465	0.7%	36.62
	San Diego	15	704,408	5.5%	22,319	4.7%	31.68
	San Francisco Bay Area	17	255,590	2.0%	10,763	2.3%	42.11
	Greater Seattle	13	313,818	2.4%	9,148	1.9%	29.15
	Total	107	1,812,670	14.0%	$60,573	12.8%	$33.42

2018	Los Angeles	28	154,631	1.2%	$4,937	1.1%	$31.93
	Orange County	2	17,173	0.1%	608	0.1%	35.41
	San Diego	10	503,723	3.9%	21,619	4.6%	42.92
	San Francisco Bay Area	13	299,438	2.3%	15,110	3.2%	50.46
	Greater Seattle	13	375,215	2.9%	11,862	2.5%	31.61
	Total	66	1,350,180	10.4%	$54,136	11.5%	$40.10

2019	Los Angeles	27	429,251	3.3%	$13,875	3.0%	$32.32
	Orange County	6	77,922	0.6%	3,234	0.7%	41.51
	San Diego	12	209,275	1.6%	7,258	1.5%	34.68
	San Francisco Bay Area	19	582,085	4.5%	23,827	5.1%	40.93
	Greater Seattle	16	187,555	1.4%	5,834	1.2%	31.11
	Total	80	1,486,088	11.4%	$54,028	11.5%	$36.36

2020 and Beyond	Los Angeles	50	1,483,866	11.5%	$49,903	10.6%	$33.63
	Orange County	3	23,836	0.2%	725	0.2%	30.43
	San Diego	33	1,699,636	13.1%	58,620	12.5%	34.49
	San Francisco Bay Area	40	2,224,600	17.1%	99,702	21.2%	44.82
	Greater Seattle	29	990,788	7.6%	33,829	7.2%	34.14
	Total	155	6,422,726	49.5%	$242,779	51.7%	$37.80

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2015 and 2016
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2015:
Q1 2015	21	150,904	1.2%	$6,093	1.4%	$40.38
Q2 2015	25	247,497	1.9%	5,935	1.3%	23.98
Q3 2015	42	422,486	3.3%	14,084	2.9%	33.34
Q4 2015	21	304,065	2.3%	8,836	1.9%	29.06
Total 2015	109	1,124,952	8.7%	$34,948	7.5%	$31.07

2016:
Q1 2016	17	179,888	1.4%	$4,967	1.1%	$27.61
Q2 2016	13	175,667	1.4%	3,378	0.7%	19.23
Q3 2016	25	212,845	1.6%	7,032	1.5%	33.04
Q4 2016	26	211,953	1.6%	8,083	1.7%	38.14
Total 2016	81	780,353	6.0%	$23,460	5.0%	$30.06

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation	$28,344	663,239	6.0%	5.0%
DIRECTV, LLC	22,964	667,852	4.9%	5.0%
Synopsys, Inc.	15,364	340,913	3.3%	2.6%
Bridgepoint Education, Inc.	15,066	322,342	3.2%	2.4%
Intuit, Inc.	13,489	465,812	2.9%	3.5%
Delta Dental of California	10,718	199,229	2.3%	1.5%
AMN Healthcare, Inc.	9,001	176,075	1.9%	1.3%
Scan Group (2)(3)	6,969	218,742	1.5%	1.6%
Concur Technologies	6,564	183,279	1.4%	1.4%
Group Health Cooperative	6,372	183,422	1.4%	1.4%
Neurocrine Biosciences, Inc.	6,366	140,591	1.4%	1.1%
Microsoft Corporation	6,250	215,997	1.3%	1.6%
Institute for Systems Biology	6,207	140,605	1.3%	1.1%
Fish & Richardson, P.C.	6,071	139,547	1.3%	1.0%
Pac-12 Enterprises, LLC	5,603	131,749	1.2%	1.0%

Total Top Fifteen Tenants	$165,348	4,189,394	35.3%	31.5%

________________________

(1)	The information presented is as of December 31, 2014.

(2)	The Company has entered into leases with various affiliates of the tenant.

(3)
In December 2013, Scan Group renewed and expanded their lease at Kilroy Airport Center in Long Beach, CA. As of December 31, 2014, revenue recognition had not commenced for the expansion premises. The annualized base rental revenue and rentable square feet presented in this table include the projected annualized base rental revenue of approximately $1.6 million and rentable square feet of approximately 50,000 for the expansion premises.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

2014 Operating Property Acquisitions
($ in millions)

COMPLETED OFFICE PROPERTY ACQUISITIONS	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price
1st Quarter
401 Terry Ave. N., Seattle, WA	Lake Union	March	1	140,605	$106.1

2nd Quarter
None

3rd Quarter
None

4th Quarter
1310, 1315, 1320-1324, 1325-1327 Chesapeake Terrace, Sunnyvale, CA	Sunnyvale	November	4	266,982	100.5

TOTAL			5	407,587	$206.6

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

2014 Dispositions and Land Held for Sale
($ in millions)

COMPLETED OFFICE PROPERTY DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
San Diego Properties, San Diego, CA (2)	I-15 Corridor/Sorrento Mesa	January	12	1,049,035	$294.7

2nd Quarter
9785 and 9791 Towne Centre Drive, San Diego, CA	University Towne Center	June	2	126,000	29.5

3rd Quarter
111 Pacifica, Irvine, CA	Irvine	September	1	67,496	15.1

4th Quarter
4040 Civic Center Drive, San Rafael, CA	San Rafael	October	1	130,237	34.9
999 Town & Country Road, Orange, CA	Orange	December	1	98,551	25.3

TOTAL DISPOSITIONS			17	1,471,319	$399.5

COMPLETED LAND DISPOSITIONS
Property	Submarket	Month of Disposition	Gross Site Acreage	Sales Price (1)
2nd Quarter
10850 Via Frontera, San Diego, CA	I-15 Corridor/Rancho Bernardo	April	21.0	$33.1

LAND HELD FOR SALE
Property	Gross Site Acreage	Estimated Rentable Square Feet	Total Costs as of 12/31/2014 (3)	Sales Price (1)

IRVINE, CALIFORNIA
17150 Von Karman (4)	8.5	N/A	$8.2	$26.0

________________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

(2)
The San Diego Properties included the following: 10020 Pacific Mesa Boulevard, 6055 Lusk Avenue, 5010 and 5005 Wateridge Vista Drive, 15435 and 15445 Innovation Drive, and 15051, 15073, 15231, 15253, 15333 and 15378 Avenue of Science.

(3)	Represents cash paid and costs incurred as of December 31, 2014.

(4)	As of December 31, 2014, the undeveloped land site was held for sale. In January 2015, the Company completed the sale of this land parcel.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Completed Development and Redevelopment Projects
($ in millions)

Completed Development Projects	Location	Start Date	Completion Date	Rentable Square Feet	Total Estimated Investment	% Occupied
1st Quarter
None

2nd Quarter
None

3rd Quarter
505, 555 and 605 N. Mathilda Avenue	Sunnyvale	4Q 2012	3Q 2014	587,429	$293.5	100.0%

4th Quarter
680 and 690 E. Middlefield Road	Mountain View	2Q 2012	4Q 2014	340,913	185.0	100.0%

TOTAL:				928,342	$478.5	100.0%

Completed Redevelopment Projects	Location	Start Date	Completion Date	Stabilization Date	Rentable Square Feet	Existing Investment (1)	Estimated Redevelopment Costs	Total Estimated Investment	% Occupied
1st Quarter
360 Third Street	San Francisco	4Q 2011	1Q 2013	1Q 2014	429,996	$88.5	$99.3	$188.2	99.2%

2nd Quarter
None

3rd Quarter
None

4th Quarter
None

________________________

(1)	Represents the depreciated carrying value at the commencement of redevelopment for the space being redeveloped.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

In-Process and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 12/31/2014 (1)	Office % Leased
		Start Date	Compl. Date
UNDER CONSTRUCTION:
San Francisco Bay Area
350 Mission Street	San Francisco	4Q 2012	4Q 2015	4Q 2015	450,000	$279.3	$186.2	100%
333 Brannan Street	San Francisco	4Q 2013	4Q 2015	4Q 2015	185,000	102.1	56.3	100%
Crossing/900 (2)	Redwood City	4Q 2013	4Q 2015	1Q 2017	339,000	188.4	117.2	100%

Los Angeles
Columbia Square Office and Historic (3)	Hollywood	2Q 2013 – 3Q 2013	2Q 2015 – 1Q 2016	2Q 2015 – 1Q 2017	480,000	296.6	156.0	59%
Columbia Square Residential (3)	Hollywood	3Q 2013	1Q 2016	1Q 2017	205,000	137.2	42.8	—%

San Diego
The Heights at Del Mar (4)	Del Mar	4Q 2014	4Q 2015	4Q 2016	73,000	43.6	16.8	—%
TOTAL:					1,732,000	$1,047.2	$575.3	82%

FUTURE DEVELOPMENT PIPELINE:
San Francisco Bay Area
The Exchange on 16th (5)	San Francisco	TBD	TBD	TBD	645,000	TBD	$104.3	N/A
Flower Mart (6)	San Francisco	TBD	TBD	TBD	TBD	TBD	84.6	N/A

Los Angeles
Academy Project	Hollywood	TBD	TBD	TBD	475,000	TBD	52.3	N/A

San Diego
9455 Towne Centre Drive (7)	San Diego	TBD	TBD	TBD	150,000	TBD	4.6	N/A
Carlsbad Oaks – Lots 4, 5, 7 & 8	Carlsbad	TBD	TBD	TBD	288,000	TBD	18.5	N/A
One Paseo (8)	Del Mar	TBD	TBD	TBD	500,000	TBD	162.7	N/A
Pacific Corporate Center – Lot 8	Sorrento Mesa	TBD	TBD	TBD	170,000	TBD	13.8	N/A
Santa Fe Summit – Phase II and III	56 Corridor	TBD	TBD	TBD	600,000	TBD	78.1	N/A
Sorrento Gateway – Lot 2	Sorrento Mesa	TBD	TBD	TBD	80,000	TBD	12.2	N/A
TOTAL:					TBD	TBD	$531.1	N/A

________________________

(1)	Represents cash paid and costs incurred as of December 31, 2014.

(2)
The Company anticipates the first building, totaling approximately 226,000 square feet, to be completed in the fourth quarter of 2015 and the second building, totaling approximately 113,000 square feet, to be completed in the first quarter of 2017.

(3)
In the second quarter of 2013, the Company commenced redevelopment of Phase I comprised of the historical buildings encompassing approximately 110,000 rentable square feet.  In the fourth quarter of 2013, the Company commenced development of Phase II comprised of approximately 370,000 rentable square feet for the office component and development of Phase III comprised of approximately 205,000 rentable square feet for the residential component.

(4)	In October 2014, the Company commenced construction on this project, which is adjacent to the One Paseo project.

(5)	In May 2014, the Company completed the acquisition of this undeveloped land for a total purchase price of $95.0 million plus approximately $2.3 million in accrued liabilities.

(6)
In the fourth quarter of 2014, the Company closed on two adjacent land sites in the Central SOMA district for a total purchase price of $71.0 million and approximately $13.4 million in transaction costs and accrued liabilities, net.

(7)
The Company is planning to demolish the existing 2-story 45,195 rentable square foot office building and is currently pursuing entitlements to build a new 5-story 150,000 rentable square foot building.

(8)
Estimated rentable square feet reflects existing office entitlements. The Company is currently pursuing mixed-use entitlements for this project, which would increase the estimated rentable square feet.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Capital Structure
As of December 31, 2014
($ in thousands)

	Shares/Units December 31, 2014	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Revolving Credit Facility		$140,000	1.6%
Unsecured Term Loan Facility		150,000	1.7%
Unsecured Term Loan		39,000	0.5%
Unsecured Senior Notes due 2015 (1)		325,000	3.7%
Unsecured Senior Notes due 2018 (1)		325,000	3.7%
Unsecured Senior Notes due 2020 (1)		250,000	2.9%
Unsecured Senior Notes due 2023 (1)		300,000	3.4%
Unsecured Senior Notes due 2029 (1)		400,000	4.6%
Secured Debt (1)		536,022	6.1%
Total Debt		$2,465,022	28.2%
EQUITY AND NONCONTROLLING INTERESTS:
6.875% Series G Cumulative Redeemable Preferred stock (2)	4,000,000	$100,000	1.1%
6.375% Series H Cumulative Redeemable Preferred stock (2)	4,000,000	100,000	1.1%
Common limited partnership units outstanding (3)	1,804,200	124,616	1.5%
Shares of common stock outstanding (3)	86,259,684	5,957,956	68.1%
Total Equity and Noncontrolling Interests		$6,282,572	71.8%
TOTAL MARKET CAPITALIZATION		$8,747,594	100.0%

________________________

(1)
Represents gross aggregate principal amount due at maturity before the effect of net unamortized premiums as of December 31, 2014. The aggregate net unamortized premiums totaled approximately $4.4 million as of December 31, 2014.

(2)	Value based on $25.00 per share liquidation preference.

(3)	Value based on closing share price of $69.07 as of December 31, 2014.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Debt Analysis
As of December 31, 2014 ($ in millions)

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Maturity
Secured vs. Unsecured Debt
Unsecured Debt	78.3%	4.2%	6.5
Secured Debt	21.7%	5.2%	4.3
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	13.4%	1.5%	4.5
Fixed-Rate Debt	86.6%	4.9%	6.2

Stated Interest Rate		4.4%	6.0

GAAP Effective Rate		4.3%

GAAP Effective Rate Including Debt Issuance Costs		4.5%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of December 31, 2014
Unsecured Credit Facility and Term Loan Facility (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	32%
Fixed charge coverage ratio	greater than 1.5x	2.6x
Unsecured debt ratio	greater than 1.67x	2.83x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.59x

Unsecured Senior Notes due 2015, 2018, 2020, 2023 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	40%
Interest coverage	greater than 1.5x	5.1x
Secured debt to total asset value	less than 40%	9%
Unencumbered asset pool value to unsecured debt	greater than 150%	262%

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate	Maturity Date	2015	2016	2017	2018	2019	After 2019	Total (1)

Unsecured Debt:
Floating (2)	1.41%	1.41%	7/1/2019					$140,000		$140,000
Floating (3)	1.56%	1.56%	7/1/2019					150,000		150,000
Floating (3)	1.56%	1.56%	7/1/2019					39,000		39,000
Fixed	5.00%	5.01%	11/3/2015	325,000						325,000
Fixed	4.80%	4.83%	7/15/2018				325,000			325,000
Fixed	6.63%	6.74%	6/1/2020						250,000	250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.24%	4.28%		325,000	—	—	325,000	329,000	950,000	1,929,000

Secured Debt:
Fixed (4)	4.94%	4.00%	4/15/2015	26,205						26,205
Fixed (4)	5.09%	3.50%	8/7/2015	34,000						34,000
Fixed (4)	5.23%	3.50%	1/1/2016	908	50,969					51,877
Fixed (4)	5.57%	3.25%	2/11/2016	645	38,694					39,339
Fixed	6.51%	6.51%	2/1/2017	1,084	1,157	64,406				66,647
Fixed	7.15%	7.15%	5/1/2017	2,581	2,772	1,215				6,568
Fixed	4.27%	4.27%	2/1/2018	2,452	2,559	2,671	123,085			130,767
Fixed (4)	6.05%	3.50%	6/1/2019	1,531	1,626	1,727	1,835	74,479		81,198
Fixed	4.48%	4.48%	7/1/2027	646	1,600	1,673	1,749	1,830	89,502	97,000
Fixed	Various	Various	Various	51	54	56	59	60	2,141	2,421

Total secured debt	5.17%	4.29%		70,103	99,431	71,748	126,728	76,369	91,643	536,022

Total	4.44%	4.28%		$395,103	$99,431	$71,748	$451,728	$405,369	$1,041,643	$2,465,022

________________________

(1)
Amounts presented reflect the gross principal balances before the effect of any unamortized discounts/premiums as of December 31, 2014. The aggregate net unamortized premiums totaled approximately $4.4 million as of December 31, 2014.

(2)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.250% at December 31, 2014.

(3)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.400% at December 31, 2014.

(4)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company’s earnings release on January 28, 2015 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties that were operational for two comparable periods, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on disposition of discontinued operations, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and adjusting for other lease related items. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/ Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of Funds Available for Distribution.

Fixed Charge Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums), current year accrued preferred dividends and distributions on Cumulative Redeemable Preferred units.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues, including discontinued operations.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2013 and still owned and included in the stabilized portfolio as of December 31, 2014. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define lease-up properties as properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Reconciliation of Same Store Net Operating Income to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Adjusted Same Store Cash Net Operating Income	$67,039	$64,235	$272,185	$253,155
Adjustments to 2014 and 2013:
Other income related to property damage settlement	—	—	—	5,225
Other income related to default of prior tenant	402	—	402
Other property income related to a lease termination fee	—	—	5,655	—
Property expenses related to nonrecurring property damage legal fees	—	—	(2,166)	(1,200)
Same Store Cash Net Operating Income	$67,441	$64,235	$276,076	$257,180
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net	10,306	7,112	28,317	29,733
GAAP Operating Expenses Adjustments, net	143	(155)	181	(384)
Same Store GAAP Net Operating Income	77,890	71,192	304,574	286,529
Non-Same Store GAAP Net Operating Income	25,571	11,865	68,307	33,150
Net Operating Income excluding discontinued operations	103,461	83,057	372,881	319,679
Net Operating Income from discontinued operations	580	7,086	4,634	29,978
Net Operating Income, as defined (1)	104,041	90,143	377,515	349,657
Adjustments:
General and administrative expenses	(12,346)	(9,910)	(46,152)	(39,660)
Acquisition-related expenses	(211)	(575)	(1,479)	(1,962)
Depreciation and amortization (including discontinued operations)	(53,868)	(51,142)	(204,478)	(201,487)
Interest income and other net investment (losses)/gains	(26)	551	561	1,635
Interest expense	(17,691)	(17,849)	(67,571)	(75,870)
Gain on sale of land	—	—	3,490	—
Gains on dispositions of discontinued operations	11,531	11,829	121,922	12,252
Net Income	31,430	23,047	183,808	44,565
Net income attributable to noncontrolling common units of the Operating Partnership	(578)	(419)	(3,589)	(685)
Preferred dividends	(3,312)	(3,312)	(13,250)	(13,250)
Net Income Available to Common Stockholders	$27,540	$19,316	$166,969	$30,630

________________________

(1)	Please refer to page 28 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2014	2013
Net Income Available to Common Stockholders	$27,540	$19,316
Interest expense	17,691	17,849
Depreciation and amortization (including discontinued operations)	53,868	51,142
Net income attributable to noncontrolling common units of the Operating Partnership	578	419
Gains on dispositions of discontinued operations	(11,531)	(11,829)
Preferred dividends	3,312	3,312

EBITDA (1)	$91,458	$80,209

________________________

(1)	Please refer to page 29 for a Management Statement on EBITDA.

Kilroy Realty Corporation
Fourth Quarter 2014 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Funds Available for Distribution (1)	$26,187	$25,631	$139,594	$107,098
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	25,432	25,228	77,679	83,391
Depreciation for furniture, fixtures and equipment	639	566	2,370	1,929
Preferred dividends	3,312	3,312	13,250	13,250
Provision for uncollectible tenant receivables	—	200	58	396
Net changes in operating assets and liabilities and other adjustments (2)	(7,581)	(671)	12,302	34,512

GAAP Net Cash Provided by Operating Activities	$47,989	$54,266	$245,253	$240,576

________________________

(1)	Please refer to page 30 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.